For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	Daly Gray, Inc.
(561) 227-1386	(703) 435-6293

Chatham Lodging Trust Announces First Quarter 2019 Results

Company Beats AFFO Guidance, RevPAR In-Line, Raises 2019 Guidance

WEST PALM BEACH, Fla., May 1, 2019-Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels and owns 137 hotels wholly or through joint ventures, today announced results for the first quarter ended March 31, 2019. The company also updated its full-year guidance for 2019 and provided 2019 second quarter guidance.

First Quarter 2019 Key Metrics

•
Portfolio Revenue per Available Room (RevPAR) - Declined 1.0 percent to $121, compared to the 2018 first quarter, for Chatham’s 40, comparable wholly owned hotels (excludes the Residence Inn Charleston Summerville which opened in August 2018 and the Courtyard Dallas Downtown which opened in September 2018). Average daily rate (ADR) declined 1.5 percent to $159, and occupancy rose 0.5 percent to 76 percent.

•	Net Income - Declined $1.3 million to $1.6 million, compared to the 2018 first quarter. Net income per diluted share was $0.03 versus $0.06 for the same period a year earlier.

•	Adjusted EBITDA - Advanced $0.6 million, or 2.6 percent higher than the 2018 first quarter, to $27.0 million, exceeding the upper end of the company’s guidance of $26.4 million.

•	Adjusted FFO - Lessened $0.3 million, to $16.2 million, versus $16.5 million in the 2018 first quarter. Adjusted FFO per diluted share was $0.34, above guidance of $0.30-$0.33 per share.

•	Operating Margins -For its 40 comparable hotels, gross operating profit margins declined 50 basis points to 43.7 percent. Comparable Hotel EBITDA margins were 60 basis points lower at 35.5 percent.

Consolidated Financial Results

The following chart summarizes the consolidated financial results for the three months ended March 31, 2019. RevPAR, ADR and occupancy for 2019 and 2018 are based on the 42 hotels owned as of March 31, 2019 ($ in millions, except per share, RevPAR, ADR, occupancy and margins):

	Three Months Ended
	March 31,
	2019	2018
Net income	$1.6	$2.9
Diluted net income per common share	$0.03	$0.06
RevPAR	$120	$122
ADR	$159	$162
Occupancy	76%	76%
GOP Margin	43.6%	44.4%
Hotel EBITDA Margin	35.3%	36.3%
Adjusted EBITDA	$27.0	$26.4
AFFO	$16.2	$16.5
AFFO per diluted share	$0.34	$0.36
Dividends per share	$0.33	$0.33

Operating Results

“Overall, we are pleased with our first quarter results, delivering RevPAR in line with our guidance, while beating our adjusted EBITDA, AFFO and AFFO per share guidance, driven by higher than forecast operating margins,” Fisher highlighted. “We had strong RevPAR growth in some of our top markets during the quarter, especially our California markets, where corporate investment and employment growth remains healthy.”

Chatham’s six largest markets comprise approximately 60 percent of its hotel EBITDA. First quarter 2019 RevPAR performance for these key markets include:

•	Silicon Valley RevPAR improved 3.6 percent to $183 at its four hotels, despite renovations occurring at one of its Sunnyvale hotels.

•
RevPAR at its two San Diego hotels increased 12.6 percent with its Downtown Gaslamp hotel producing RevPAR growth of 1.8 percent and its Mission Valley hotel benefitting from an easy comparison as the hotel was under renovation in the 2018 first quarter.

•
Washington, D.C. RevPAR declined 5.3 percent as its three hotels were adversely impacted by the effects of the government shutdown, as well as the renovation at its Tysons, Va., hotel where RevPAR was down 8.0 percent.

•	RevPAR at its three coastal hotels in Maine and New Hampshire advanced 3.9 percent, driven by strong leisure demand.

•	At its four Houston hotels, RevPAR dropped 3.9 percent due to difficult comparisons to the prior year attributable to demand from Hurricane Harvey at its two West University hotels.

•	The two Los Angeles-area hotels experienced a 2.0 percent RevPAR increase.

Gross operating profit margins at its 40 comparable hotels, which excludes two hotels opened in 2018, declined 50 basis points to 43.7 percent.

“Given the RevPAR decline of 1.0 percent, we are encouraged that we were able to minimize margin erosion to only 50 basis points at our 40 comparable hotels,” said Dennis Craven, Chatham’s chief operating officer. “Our initiatives with our hotel management company, Island Hospitality, to enhance other revenue and closely manage our payroll and benefits costs, which remains the line item with the highest exposure to increase due to the strong economy and historically low unemployment, are working well.”

On a per occupied room basis at its 40 comparable Island-managed hotels, payroll and benefits costs increased 2.7 percent in the 2019 first quarter.

“Continuing a positive trend since midway through 2018, on a per occupied room basis, the rate of increase in payroll and benefits has been declining. In fact, this is the first quarter in a very long time that our year-over-year increase was below 3 percent,” Craven stated.

Strategic Capital Recycling Program and Hotel Investments

During the first quarter, the company substantially completed the renovations of the Homewood Suites Farmington, Conn., the Residence Inn Sunnyvale, Calif., (#1), and Residence Inn Tysons Corner, Va. Also during the quarter, the company commenced renovations of the Residence Inn Dedham, Mass. and expects to complete the Dedham renovation in the 2019 second quarter.

Capital Markets & Capital Structure

As of March 31, 2019, the company had net debt of $588.0 million (total consolidated debt less unrestricted cash). Total debt outstanding was $599.2 million at an average interest rate of 4.6 percent, comprised of $502.2 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent and $97.0 million outstanding on the company’s $250 million senior unsecured revolving credit facility, which currently carries a 4.6 percent interest rate.

Chatham’s leverage ratio was approximately 35.1 percent on March 31, 2019, based on the ratio of the company’s net debt to hotel investments at cost. The weighted average maturity date for Chatham’s fixed-rate debt is February 2024, with the earliest maturity in 2021. As of March 31, 2019, Chatham’s proportionate share of joint venture debt and unrestricted cash was $165.4 million and $2.7 million, respectively. At Chatham’s current leverage level, the borrowing cost under its credit facility is LIBOR plus 1.65 percent.

On March 31, 2019, as defined in the company’s credit agreement, Chatham’s fixed charge coverage ratio, including its interest in the two joint venture portfolios with Colony NorthStar, was 3.3 times, and total net debt to trailing 12-month corporate EBITDA was 5.7 times. Excluding its interest in the two joint ventures, Chatham’s fixed charge coverage ratio was 3.6 times, and net debt to trailing 12-month corporate EBITDA was 5.1 times.

Joint Venture Investments

During the 2019 first quarter, the Innkeepers and Inland joint ventures contributed Adjusted EBITDA and Adjusted FFO of approximately $3.2 million and $0.7 million, respectively, compared to the 2018 first quarter Adjusted EBITDA and FFO of approximately $3.1 million and $0.9 million, respectively. Adjusted EBITDA and Adjusted FFO were $0.1 million and $0.2 million, respectively, above the company’s previous guidance for the quarter. Adjusted EBITDA increased slightly due to improved hotel operating results, and the year-over-year decrease in adjusted FFO is primarily attributable to increased interest expense attributable to higher LIBOR borrowing rates.

Dividend

Chatham currently pays a monthly dividend of $0.11 per common share. Chatham’s estimated 2019 dividend per share of $1.32 represents approximately 71 percent of adjusted FFO per share based upon the midpoint of its 2019 guidance.

2019 Guidance

The company provides guidance, but does not undertake to update it for any developments in its business. Achievement of the results is subject to the risks disclosed in the company’s filings with the Securities and Exchange Commission.

The company’s 2019 guidance reflects the following assumptions:

•	Industrywide RevPAR growth of 1 to 2.5 percent in 2019

◦	Marriott International forecast North American RevPAR growth of 1 to 3 percent; Hilton Hotels & Resorts estimated systemwide RevPAR growth of 1 to 3 percent

◦	STR projected industry RevPAR growth of 2.3 percent

•	RevPAR range is adversely impacted by approximately 65 basis points due to non-recurring demand related to the Boston area gas explosions in the 2018 fourth quarter

•	Renovations commencing at the following hotels:

◦	Residence Inn Dedham, Mass. in the first quarter

◦	Residence Inn San Mateo, Calif., Residence Inn Houston and Hampton Inn and Suites Houston, Texas, during the second quarter

◦	Residence Inn Fort Lauderdale, Fla., during the third quarter

◦	Residence Inn Sunnyvale, Calif., #2, in the fourth quarter

•	No additional acquisitions, dispositions, debt or equity issuance

	Q2 2019	2019 Forecast
RevPAR	$144 to $145	$132 to $135
RevPAR growth (40 comparable hotels)	0.5% to 1.5%	-1.5% to 0.5%
Total hotel revenue	$88.0 to $89.0 M	$326.5 to $332.5 M
Net income	$12.2 to $13.6 M	$25.3 to $29.6 M
Net income per diluted share	$0.26 to $0.29	$0.53 to $0.63
Adjusted EBITDA	$38.6 to $40.0 M	$130.2 to $134.7 M
Adjusted FFO	$27.3 to $28.7 M	$85.4 to $89.7 M
Adjusted FFO per diluted share	$0.58 to $0.61	$1.80 to $1.90
Hotel EBITDA margins	41.1% to 41.9%	37.9% to 38.3%
Corporate cash administrative expenses	$2.4 M	$9.6 M
Corporate non-cash administrative expenses	$1.3 M	$4.8 M
Interest expense (excluding fee amortization)	$7.1 M	$28.3 M
Non-cash amortization of deferred fees	$0.3 M	$1.2 M
Chatham’s share of JV EBITDA	$4.8 to $5.2 M	$15.9 to $16.7 M
Chatham’s share of JV FFO	$2.2 to $2.6 M	$5.5 to $6.3 M
Weighted average shares/units outstanding	47.3 M	47.3 M

Funds from operations (FFO), Adjusted FFO (AFFO), EBITDA, Adjusted EBITDA and Hotel EBITDA margins are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Earnings Call

The company will hold its first quarter 2019 conference later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto either www.chathamlodgingtrust.com or www.streetevents.com or may participate in the conference call by dialing 1-877-407-0789 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until 11:59 p.m. ET on Wednesday, May 8, 2019, by dialing 1-844-512-2921, reference number 13689472. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly-traded real estate investment trust focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns interests in 137 hotels totaling 18,783 rooms/suites, comprised of 42 properties it wholly owns with an aggregate of 6,283 rooms/suites in 15 states and the District of Columbia and a minority investment in two joint ventures that own 95 hotels with an aggregate of 12,500 rooms/suites. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre

(6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by NAREIT and Adjusted FFO

The company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the NAREIT definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in NAREIT’s definition of FFO, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.

The company calculates EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges (2018 includes expenses related to the previously planned Silicon Valley expansions that the Company is no longer actively pursuing), losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•
FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;

•	FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;

•
EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;

•
Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;

•
Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and

•
Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP.

The company’s reconciliation of FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a Fourth-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date hereof, and the company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	March 31, 2019	December 31, 2018
	(unaudited)
Assets:
Investment in hotel properties, net	$1,372,077	$1,373,773
Cash and cash equivalents	11,199	7,192
Restricted cash	21,342	25,145
Investment in unconsolidated real estate entities	20,857	21,545
Right of use asset, net	22,936	—
Hotel receivables (net of allowance for doubtful accounts of $281 and $264, respectively)	5,221	4,495
Deferred costs, net	4,917	5,070
Prepaid expenses and other assets	5,504	2,431
Deferred tax asset, net	58	58
Total assets	$1,464,111	$1,439,709
Liabilities and Equity:
Mortgage debt, net	$500,568	$506,316
Revolving credit facility	97,000	32,000
Accounts payable and accrued expenses	30,184	31,692
Distributions and losses in excess of investments of unconsolidated real estate entities	10,086	6,582
Lease liability, net	25,623	—
Distributions payable	5,733	5,846
Total liabilities	669,194	582,436
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized and unissued at December 31, 2018 and 2017	—	—
Common shares, $0.01 par value, 500,000,000 shares authorized; 46,571,005 and 46,525,652 shares issued and outstanding at March 31, 2019 and 2018, respectively	466	465
Additional paid-in capital	897,161	896,286
Retained earnings (distributions in excess of retained earnings)	(113,039)	(99,285)
Total shareholders’ equity	784,588	797,466
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	10,329	9,952
Total equity	794,917	807,418
Total liabilities and equity	$1,464,111	$1,389,854

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended
	March 31,
	2019	2018
Revenue:
Room	$68,085	$66,251
Food and beverage	2,427	2,098
Other	3,676	3,027
Cost reimbursements from unconsolidated real estate entities	1,491	1,539
Total revenue	75,679	72,915
Expenses:
Hotel operating expenses:
Room	15,570	14,553
Food and beverage	2,009	1,740
Telephone	433	459
Other hotel operating	939	721
General and administrative	6,167	6,033
Franchise and marketing fees	5,932	5,525
Advertising and promotions	1,533	1,565
Utilities	2,750	2,699
Repairs and maintenance	3,611	3,624
Management fees	2,544	2,437
Insurance	338	333
Total hotel operating expenses	41,826	39,689
Depreciation and amortization	12,772	12,036
Property taxes, ground rent and insurance	6,166	5,775
General and administrative	3,514	3,622
Other charges	17	(14)
Reimbursed costs from unconsolidated real estate entities	1,491	1,539
Total operating expenses	65,786	62,647
Operating income before gain (loss) on sale of hotel property	9,893	10,268
Gain (loss) on sale of hotel property	—	(17)
Operating income	9,893	10,251
Interest and other income	55	2
Interest expense, including amortization of deferred fees	(7,197)	(6,631)
Loss from unconsolidated real estate entities	(1,123)	(754)
Income before income tax expense	1,628	2,868
Income tax expense	—	—
Net income	1,628	2,868
Net income attributable to noncontrolling interests	(15)	(20)
Net income attributable to common shareholders	$1,613	$2,848

Income per Common Share - Basic:
Net income attributable to common shareholders	$0.03	$0.06
Income per Common Share - Diluted:
Net income attributable to common shareholders	$0.03	0.06
Weighted average number of common shares outstanding:
Basic	46,556,710	45,753,792
Diluted	46,734,958	46,022,690
Distributions paid per common share:	$0.33	$0.33

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended
	March 31,
	2019	2018
Funds From Operations (“FFO”):
Net income	$1,628	$2,868
Loss on sale of hotel property	—	17
Depreciation	12,710	11,978
Adjustments for unconsolidated real estate entity items	1,818	1,678
FFO attributable to common share and unit holders	16,156	16,541
Other charges	17	(14)
Adjustments for unconsolidated real estate entity items	—	12
Adjusted FFO attributable to common share and unit holders	$16,173	$16,539
Weighted average number of common shares and units
Basic	46,966,901	46,085,461
Diluted	47,145,149	46,354,359

	For the three months ended
	March 31,
	2019	2018
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income	$1,628	$2,868
Interest expense	7,197	6,631
Depreciation and amortization	12,772	12,036
Adjustments for unconsolidated real estate entity items	4,355	3,908
EBITDA	25,952	25,443
Loss on sale of hotel property	—	17
EBITDAre	25,952	25,460
Other charges	17	(14)
Adjustments for unconsolidated real estate entity items	—	(11)
Share based compensation	1,059	918
Adjusted EBITDA	$27,028	$26,353

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended
		March 31,
		2019	2018

Net Income		$1,628	$2,868
Add:	Interest expense	7,197	6,631
	Depreciation and amortization	12,772	12,036
	Corporate general and administrative	3,514	3,622
	Other charges	17	—
	Loss from unconsolidated real estate entities	1,123	754
	Loss on sale of hotel property	—	17
Less:	Interest and other income	(55)	(2)
	Other charges	—	(14)
	Adjusted Hotel EBITDA	$26,196	$25,912